UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

Business First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-38447	20-5340628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Laurel Street, Suite 101 Baton Rouge, Louisiana	70801
(Address of principal executive offices)	(Zip Code)

(225) 248-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BFST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 1, 2024, pursuant to the previously announced Agreement and Plan of Reorganization, dated as of April 25, 2024 (the “Reorganization Agreement”), by and between Business First Bancshares, Inc., a Louisiana corporation (“BFST”), and Oakwood Bancshares, Inc., a Texas corporation (“Oakwood”), Oakwood merged with and into BFST, with BFST continuing as the surviving corporation (the “Merger”). Immediately after the Merger, Oakwood Bank, a Texas banking association and wholly-owned subsidiary of Oakwood, merged with and into b1BANK, a Louisiana state-chartered bank and wholly-owned subsidiary of BFST (“b1BANK”), with b1BANK surviving the merger.

Pursuant to the terms of the Reorganization Agreement, each share of Oakwood common stock held immediately prior to the effective time of the Merger was converted into the right to receive, without interest, 0.5112 shares of BFST common stock, as adjusted pursuant to the Reorganization Agreement, plus cash, without interest, in lieu of any fractional shares (collectively, the “Per Share Merger Consideration”).

In addition, at the effective time of the Merger, each Oakwood stock option outstanding and unexercised immediately prior to the effective time ceased to represent an option to purchase shares of Oakwood common stock and was converted automatically into an option to purchase a number of shares of BFST common stock as calculated pursuant to the terms of the Reorganization Agreement. Further, at the effective time of the Merger, each Oakwood restricted stock award and Oakwood restricted stock unit award that was outstanding immediately prior to the effective time was converted automatically into the right to receive the Per Share Merger Consideration in respect of each share of Oakwood common stock underlying such Oakwood restricted stock award and Oakwood restricted stock unit award, as applicable, without interest.

The total aggregate consideration delivered to holders of Oakwood common stock was approximately 3,914,022 shares of BFST common stock. The issuance of shares of BFST common stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-4 (File No. 333-280245) initially filed by BFST with the U.S. Securities and Exchange Commission (the “SEC”) on June 17, 2024 and declared effective by the SEC on July 23, 2024.

The foregoing description of the Reorganization Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Reorganization Agreement, which was filed as Exhibit 2.1 to BFST’s Current Report on Form 8-K filed with the SEC on April 25, 2024, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the effective time of the Merger, pursuant to the Reorganization Agreement, the Board of Directors of BFST (the “BFST Board”) increased the number of directors of BFST from seventeen (17) to eighteen (18), and appointed Mr. William G. Hall to the BFST Board. As of the date of this filing, Mr. Hall has not been appointed to any of committees of the BFST Board.

The BFST Board determined that Mr. Hall is an independent director under applicable Nasdaq listing standards. There is no arrangement or understanding between Mr. Hall and any other person pursuant to which he was selected as a director of BFST or b1BANK, and there is no family relationship between Mr. Hall and any of BFST’s other directors or executive officers. Mr. Hall does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, other than deposits, loans, and other financial services related transactions with b1BANK made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to BFST or b1BANK, and do not involve more than normal risk of collectability or present other features unfavorable to b1BANK.

In addition, at the effective time of the Merger, pursuant to the Reorganization Agreement, the Board of Directors of b1BANK (the “b1BANK Board”) increased the number of directors of b1BANK from seventeen (17) to eighteen (18), and appointed Mr. William G. Hall to the b1BANK Board. As of the date of this filing, Mr. Hall has not been appointed to any of committees of the b1BANK Board.

Prior to joining BFST and b1BANK, Mr. Hall (age 77) served as chairman of Oakwood. Mr. Hall has over thirty-five years of experience in entrepreneur ownership, banking, business consulting and private equity. Mr. Hall oversees the operations of Align Capital, LLC, where he participates in portfolio oversight, the origination of investment opportunities and underwriting efforts. Mr. Hall is an alumnus of Ernst & Young, a multinational professional services firm. Additionally, Mr. Hall has extensive franchise experience and has owned and operated multi-unit franchises of various national brands since 1986. He served, for multiple terms, as the President of the Texas Dairy Queen Operators’ Council, representing over eight-hundred units in Texas. Also, Mr. Hall has owned and operated community banks in Texas, a nationwide transportation company, financial services companies, manufacturing companies, and real estate investments.

Item 8.01	Other Events

On October 1, 2024, BFST issued a press release announcing the completion of the Merger, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Reorganization, dated as of April 25, 2024, by and between Business First Bancshares, Inc. and Oakwood Bancshares, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on April 25, 2024).

99.1*	Press release issued by Business First Bancshares, Inc., dated October 1, 2024.

* Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2024	BUSINESS FIRST BANCSHARES, INC.

	By:	/s/ David R. Melville, III
	Name:	David R. Melville, III
	Title:	Chairman, President and Chief Executive Officer